                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ______________________


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                               December 31, 1999
                               -----------------


                            NUTRAMAX PRODUCTS, INC.
                        -------------------------------
              (Exact name of registrant as specified in charter)


          Delaware                        0-18671                061200464
----------------------------       ----------------------    -------------------
(State or other jurisdiction      (Commission file number)   (IRS employer
     of incorporation)                                       identification no.)


              51 Blackburn Drive, Gloucester, Massachusetts 01930
              ---------------------------------------------------
              (Address of principal executive offices) (Zip code)


      Registrant's telephone number, including area code: (978) 282-1800
                                                          --------------

Item 5.  Other Events.
---------------------

     On December 31, 1999, NutraMax Products, Inc. (the "Company") completed the sale of its Ophthalmics Division, Optopics Laboratories, to Miza Pharmaceuticals USA, Inc. The net proceeds of the sale will be applied to pay down certain amounts under the Company's credit facility with its senior lenders. The Company decided early last year to divest the Opthalmics Division as a necessary step to improve the financial performance of the Company and to position it for future growth in its existing more profitable core areas.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

         (c)  Exhibits

Exhibit       Name
-------       ----

10.1* Asset Purchase Agreement dated October 14, 1999 by and between Optopics Laboratories Corporation and Miza Pharmaceuticals USA, Inc.

10.2* Amendment to Asset Purchase Agreement dated November 26, 1999 by and between Optopics Laboratories Corporation and Miza Pharmaceuticals USA, Inc.

99.1*         Press Release issued for publication on January 4, 2000.

____________________
* Filed herewith.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    NUTRAMAX PRODUCTS, INC.


Date: January 12, 2000
                                    By: /s/ David J. Radeke
                                       ----------------------------------
                                       David J. Radeke
                                       Executive Vice President and Chief
                                       Operating Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit       Name
-------       ----

10.1* Asset Purchase Agreement dated October 14, 1999 by and between Optopics Laboratories Corporation and Miza Pharmaceuticals USA, Inc.

10.2* Amendment to Asset Purchase Agreement dated November 26, 1999 by and between Optopics Laboratories Corporation and Miza Pharmaceuticals USA, Inc.

99.1*         Press Release issued for publication on January 4, 2000.

______________________
* Filed herewith.